Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned agree, as of November 14, 2025, that only one statement containing the information required by Schedule 13G, and each amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Barnes & Noble Education, Inc. and such statement to which this Joint Filing Agreement is attached as Exhibit 1 is filed on behalf of each of the undersigned.

Dated: November 14, 2025

Springhouse Capital (U.S.), L.P.

By:	/s/ Brian Gaines
Brian Gaines

Springhouse Capital Management, L.P., Manager

By:	/s/ Brian Gaines
Brian Gaines

Springhouse Asset Management LLC, General Partner

By:	/s/ Brian Gaines
Brian Gaines

Brian Gaines

By:	/s/ Brian Gaines
Brian Gaines